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                         CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
QNB Corp.:


We consent to incorporation by reference in the Registration Statement on Form S-8 relating to QNB Corp.'s Employee Stock Purchase Plan of our report dated January 25, 2001, relating to the consolidated balance sheets of QNB Corp. and subsidiary as of December 31, 2000, and 1999, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, incorporated by reference in the December 31, 2000, annual report on Form 10-K of QNB Corp.


                                            /s/ KPMG LLP


August 10, 2001
Philadelphia, Pennsylvania